Exhibit 3.21
ARTICLES OF MERGER OF
VECTOR TOBACCO INC.
VGR ACQUISITION INC.
THE MEDALLION COMPANY, INC
     The undersigned corporation, pursuant to Title 13.1. Chapter 9, Article 12 of the Code of Virginia, hereby execute the following articles of merger and set forth:
ONE
     VGR Acquisition Inc. and Vector Tobacco Inc. each a Delaware corporation, will merge into The Medallion Company, Inc. a Virginia corporation, which will be the surviving corporation. In the merger, the outstanding shares of stock of VGR Acquisition Inc. will be converted into an aggregate of 50 shares of common stock of The Medallion Company Inc., and the outstanding shares of stock of Vector Tobacco Inc. will also be converted into an aggregate of 50 shares of common stock of The Medallion Company, Inc. Each share of capital stock of The Medallion Company, Inc. outstanding at the time of the merger will be canceled. The merger is permitted by the law of Delaware, and each Delaware constituent corporation has complied with that law in effecting the merger. The name of the surviving corporation will be changed to Vector Tobacco Inc.
TWO
     The plan of merger was adopted by unanimous consent of the shareholders of each Corporation.
     The undersigned authorized officer declares that the facts herein stated true as of April 1, 2002.

VECTOR TOBACCO INC.
By	/s/ Marc N Bell
	Name:	Marc N Bell
	Title:	Senior Vice President

VGR ACQUISITION INC
By:	/s/ Richard J Lampen
	Name:	Richard J Lampen
	Title:	Executive Vice President

THE MEDALLION COMPANY INC.
By	Richard J Lampen
	Name:	Richard J Lampen
	Title:	President

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
Clerk of the Commission
P.O. Box 1197, 1220 Bank Street
Richmond, VA 23209
AMENDMENT OF ARTICLES OF INCORPORATION
OF
THE MEDALLION COMPANY, INC.
     (1) The name of the Corporation is THE MEDALLION COMPANY, INC.
     (2) Article 5 is added to the Articles of Incorporation and shall read as follows:
     “5. Shareholders of the corporation shall not have or enjoy pre-emptive rights.”
     (3) If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected: n/a
     (4) The foregoing Amendment was adopted on June 2, 1997.
     (5) The Amendment was proposed by the Board of Directors and submitted to the Shareholders in accordance with Section 13.1-710(6b).
     a) Of the 100 Class A Common shares outstanding, 100 of such shares were entitled to vote on such amendment.
     b) 100 shares voted “for” and no shares voted “against” the amendment.

     IN WITNESS WHEREOF, the undersigned President declares that the facts herein stated are true as of the 4th day of June 1997.

THE MEDALLION COMPANY, INC.
By:	/s/ Wayne Rice
Wayne Rice, President

192614

ARTICLES OF INCORPORATION
OF
THE MEDALLION COMPANY, INC.
      The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, states as follows:
1.	The name of the corporation is The Medallion Company, Inc.

2.	The number (and classes, if any) of shares the corporation is authorized to issue is:

Number of Shares authorized	Class(es)
1,000 ($1.00 per share)	Common
3.	A.	The corporation’s initial registered office address in Virginia, which is the business address of the initial registered agent is:
5511 Staples Mill Road
Richmond, VA 23228
	B.	The registered office is physically located in the ☐ City or ☑ County of Henrico.

4.	A.	The name of the corporation’s initial registered agent is Edward R. Parker.

	B.	The initial registered agent is (mark appropriate box):
(1)	An individual who is a resident of Virginia and
☐	an initial director of the corporation

☑	a member of the Virginia State Bar
OR
(2)
☐	a professional corporation or professional limited liability company of attorneys registered under Section 54.1-3902, code of Virginia.
5.	Incorporator:

Charles F. Jensen	/s/ Charles F. Jensen

Printed Name	Signature